P. O. BOX 717 PITTSBURGH, PA 15230-0717 (412) 787-6700

-- NEWS RELEASE --

CALGON CARBON TO RECEIVE SETTLEMENT OF $9.25 MILLION

PITTSBURGH, PA - January 21, 2008 - Calgon Carbon Corporation
(CCC: NYSE) announced today that it has reached an agreement with Progress Capital Holdings, Inc., Florida Progress Corporation, and Potomac Capital Investment Corporation involving Calgon Carbon’s purchase of the common stock of Advanced Separation Technologies Incorporated (AST). Under terms of the agreement, which are subject to execution of appropriate releases within 30 days, the three companies will pay Calgon Carbon a total of $9.25 million. The company expects to record the gain on the settlement in 2008.

Calgon Carbon Corporation, headquartered in Pittsburgh, Pennsylvania, is a global leader in services and solutions for making water and air safer and cleaner.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This document contains certain statements that are forward-looking relative to the company's future strategy and performance. They involve known and unknown risks and uncertainties that may cause the company's actual results in future periods to be materially different from any future performance.

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For more information, contact Gail Gerono at 412 787-6795